UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2013

WaferGen Bio-systems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53252	90-0416683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7400 Paseo Padre Parkway, Fremont, CA	94555
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (510) 651-4450

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 6, 2014 (the “Closing Date”), WaferGen Bio-systems, Inc. (the “Company”), through Wafergen, Inc., a wholly owned subsidiary of the Company (“Wafergen Sub”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with IntegenX Inc. (“Seller”), pursuant to which Wafergen Sub acquired on the Closing Date substantially all of the assets of the product line of Seller used in connection with developing, marketing, manufacturing, marketing and selling instruments and reagents relating to library preparation for next generation sequencing, including the Apollo 324TM instrument and the PrepXTM reagents (the “Acquired Business”).  The purchase price for the Acquired Business was comprised of (1) a cash payment on the Closing Date of $2.0 million, (2) a $1.25 million secured promissory note (the “Note”), (3) up to three earnout payments payable, if at all, in 2015, 2016 and 2017, respectively (the “Earnout”), and (4) Wafergen Sub’s assumption of certain liabilities related to the Acquired Business, including (subject to certain exceptions), the obligation to perform after the Closing Date under contracts included in the acquired assets, liabilities of the Acquired Business arising and to be performed after the Closing Date, and liabilities for certain accrued but unpaid vacation for certain employees.

The Note accrues interest at 8.0% per year and is payable in a single payment of principal and accrued interest on the third anniversary of the Closing Date.  However, if prior to the Note’s maturity, the Company or Wafergen Sub completes an equity offering yielding net cash proceeds to the Company or Wafergen Sub of at least $15.0 million, Wafergen Sub will be required to prepay the Note within 45 days of the closing of the equity offering.  To secure Wafergen Sub’s obligations under the Note, Wafergen Sub and Seller entered into a security agreement (the “Security Agreement”), pursuant to which Wafergen Sub granted Seller a security interest in the assets Wafergen Sub acquired pursuant to the Purchase Agreement.

The Earnout contemplates three earnout payments based on Wafergen Sub’s gross revenues (including gross revenues from sales, rental fees, service fees, royalties and license fees) with respect to the Apollo 324TM instrument and the PrepXTM reagents and other consumables that are designed for the Apollo 324TM instrument and other products of the Acquired Business that are existing as of the Closing Date (“Covered Revenues”).  In particular:

•
2014 Covered Revenues.  If, in 2014, Covered Revenues exceed $4 million but are less than $6 million, Wafergen Sub will pay Seller an amount equal to 15% of the amount by which the 2014 Covered Revenues exceed $4 million.  If, in 2014, Covered Revenues exceed $6 million, Wafergen Sub will pay Seller an amount equal to the sum of (i) $300,000 plus (ii) 20% of the amount by which the 2014 Covered Revenues exceed $6 million.

•
2015 Covered Revenues.  If, in 2015, Covered Revenues exceed $4 million but are less than $6 million, Wafergen Sub will pay Seller an amount equal to 10% of the amount by which the 2015 Covered Revenues exceed $4 million.  If, in 2015, Covered Revenues exceed $6 million but are less than $10 million, Wafergen Sub will pay Seller an amount equal to the sum of (i) $200,000 plus (ii) 15% of the amount by which the 2015 Covered Revenues exceed $6 million.  If, in 2015, Covered Revenues exceed $10 million, Wafergen Sub will pay Seller an amount equal to (i) $800,000 plus (ii) 20% of the amount by which the 2015 Covered Revenues exceed $10 million.

•
2016 Covered Revenues.  If, in 2016, Covered Revenues exceed $4 million but are less than $10 million, Wafergen Sub will pay Seller an amount equal to 10% of the amount by which the 2016 Covered Revenues exceed $4 million.  If, in 2016, Covered Revenues exceed $10 million but are less than $15 million, Wafergen Sub will pay Seller an amount equal to (i) $600,000 plus (ii) 15% of the amount by which the 2016 Covered Revenues exceed $10 million.  If, in 2016, Covered Revenues exceed $15 million, Wafergen Sub will pay Seller an amount equal to the sum of (i) $1.35 million plus (ii) 20% of the amount by which the 2016 Covered Revenues exceed $15 million

A copy of the Purchase Agreement, the Note and the Security Agreement are filed with this Current Report on Form 8-K as Exhibits 10-1, 10-2 and 10-3, respectively, and are incorporated herein by reference.  The foregoing descriptions of such agreements and the transactions contemplated therein do not purport to be complete and are qualified in the entirety by reference to the full text of each such agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information contained in (i) “Item 1.01 - Entry into a Material Definitive Agreement” and (ii) “Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant.

The information contained in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 30, 2013, Timothy Triche, Joseph Pesce, Scott Davidson and Robert Coradini resigned from the Company’s Board of Directors.  Also effective December 30, 2013, the Board of Directors approved a decrease in the size of the Company’s Board of Directors from 9 directors to 7 directors and appointed William McKenzie to fill one of the vacancies on the Board of Directors.  Effective on January 6, 2014, following the closing of the Purchase Agreement, the Board of Directors appointed Robert Schueren, Seller’s chief executive officer, to fill the remaining vacancy on the Board of Directors.

William McKenzie has over 25 years of experience building new businesses in the global life sciences and diagnostics sectors. Mr. McKenzie has served as Vice President and General Manager of Molecular Diagnostics at PerkinElmer since 2010. He has served in various roles since joining PerkinElmer since 2005, initially serving as Business Development Director then Strategic Marketing Director of Molecular Medicine, then as Global Business Director of Genetic Screening. Prior to that, Mr. McKenzie worked for more than 12 years in positions of increasing responsibility at Millipore. Mr. McKenzie holds BS and MS degrees in Biology from the University of Massachusetts and a Business to Business Marketing Program from the Kellogg School of Management.

Robert Schueren has held leadership positions in life science and diagnostic companies for more than two decades. Since April 2013, Mr. Schueren has been Seller’s chief executive officer and a member of its board of directors. Previously he was Vice President and General Manager, Genomics for Agilent Technologies. Prior to joining Agilent in 2010, he was the Global Head of Clinical Biomarkers and Operations, and Deputy Global Head of Molecular Medicine Labs for Genentech, Inc., a company he joined in 2006. Mr. Schueren has a BS degree in Pharmacy from Temple University.

Pursuant to the Exchange Agreement dated August 27, 2013, by and among the Company and the investor parties thereto, Great Point Partners, LLC (“GPP”) currently is entitled to appoint two directors to the Company’s Board of Directors.  Prior to their resignations, Mr. Pesce and Mr. Davidson were GPP’s appointees to the Board of Directors.  Both Mr. McKenzie and Mr. Schueren are GPP appointees.

The information contained in “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The financial statements of the Acquired Business that may be required by this Item 9.01, with respect to the acquisition described herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b)           Pro Forma Financial Information.

The unaudited pro forma financial information required by this Item 9.01, with respect to the acquisition described herein, will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d)        Exhibits.

Exhibit No.	Description
10.1	Asset Purchase Agreement dated January 6, 2014 by and between Wafergen, Inc. and IntegenX Inc.
10.2	Secured Promissory Note dated January 6, 2014 issued by Wafergen Inc. to IntegenX Inc.
10.3	Security Agreement dated January 6, 2014 by and between Wafergen, Inc. and IntegenX Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WaferGen Bio-systems, Inc.
Date: January 6, 2014	By:	/s/ JOHN HARLAND
John Harland
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement dated January 6, 2014, by and between Wafergen, Inc. and IntegenX Inc.
10.2	Secured Promissory Note dated January 6, 2014, issued by Wafergen Inc. to IntegenX Inc.
10.3	Security Agreement dated January 6, 2014, by and between Wafergen, Inc. and IntegenX Inc.